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                                                                   EXHIBIT 10.25



                              EMPLOYMENT AGREEMENT


        This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into by and between SONUS PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and STEVEN C. QUAY, M.D., Ph.D., an individual (the "Executive") as of this 11TH day of February, 1999.

                                   WITNESSETH:

        WHEREAS, Executive is the founder of the Company, and has served as its Chief Executive Officer and a member of its Board of Directors since inception in 1991; and

        WHEREAS, Executive and the Company entered into an Employment Agreement dated as of January 16, 1996 (the "Prior Employment Agreement") with a term expiring January 16, 1999; and

        WHEREAS, Executive and the Company desire to enter into this Employment Agreement which will replace and supersede the Prior Employment Agreement;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and the Executive, intending to be legally bound, hereby agree as follows:

        1. Employment. Executive shall serve as the Chairman of the Board and Chief Executive Officer of the Company until such time as Executive's duties as Chief Executive Officer are transitioned as provided below, at which time Executive shall serve as Chairman of the Board and Chief Scientific Officer of the Company on the terms and conditions set forth in this Agreement. Executive's position as Chief Executive Officer shall be transitioned to the Company's current President and Chief Operating Officer by June 30, 1999.

        2. Term. The term of this Agreement shall commence on the date hereof and shall continue until December 31, 2001, but shall be subject to earlier termination as provided in Section 8 hereof. Thereafter, this Agreement may be renewed should the parties so agree, upon such terms and conditions as the parties may mutually agree. As set forth in Section 3.01 below, Executive shall be a full-time employee until December 31, 1999. Commencing January 1, 2000 and during the remaining term of this Agreement, Executive shall be a part-time employee on the terms and conditions set forth in this Agreement.

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        3.     Position and Duties.

               3.01 Service with the Company. During the Executive's full-time employment under this Agreement, Executive agrees to devote his skills and efforts to the performance of, and to perform diligently and on a timely basis, such duties as shall be assigned to him from time to time by the Company's Board of Directors; such duties, however, to be commensurate with the Executive's position as Chairman and Chief Executive Officer or Chairman and Chief Scientific Officer of the Company, as applicable. During the Executive's part-time employment under this Agreement, Executive shall provide services to the Company on an as available basis as reasonably requested by the Company relating to scientific and intellectual property matters and such other matters as may be reasonably requested by the Company.

               3.02 No Conflicting Duties. During the Executive's full-time employment hereunder, the Executive shall not serve as an officer, director, employee, consultant or advisor to any other business; provided, however, that Executive may serve as an advisor or a director of one or more corporations so long as (i) such other corporation does not compete, directly or indirectly, with the Company or any of its Affiliates (as defined in Section 12.07), (ii) such service with such other corporations does not adversely affect Executive's ability to perform his duties under this Agreement, and (iii) Executive obtains the prior written consent of the Company's Board of Directors; and provided, further, however, that Executive may be a member and executive officer of [*] so long as (i) the LLC does not compete, directly or indirectly, with the Company or any of its Affiliates, (ii) such ownership and activities do not adversely affect Executive's ability to perform his duties under this Agreement, and (iii) such ownership and activities and any inventions or developments created by Executive shall be subject to the terms and provisions of Section 7 below. During the Executive's part-time employment hereunder, there shall be no restrictions on other activities of Executive; provided, however, that any inventions or developments created by Executive during the term of Executive's part-time employment shall be subject to the terms and provisions of Section 7 below. The Executive hereby confirms that except as otherwise disclosed above, he is under no commitments (written or oral) that are inconsistent with his obligations set forth in this Agreement, and agrees that during his employment hereunder, he will not render or perform services, or enter into any contract to do so, for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement.

        4.     Compensation.

               4.01 Base Salary. During Executive's full-time employment hereunder, as compensation for all services to be rendered by the Executive to the Company or any of its Affiliates under this Agreement or otherwise, the Company shall pay to the Executive a base annual salary of Three Hundred Eighty Thousand Dollars ($380,000) (the "Annual Base Salary"). During Executive's part-time employment hereunder, Executive shall be paid on a per diem basis at the rate of $2,000 per day, less tax, social security and other withholdings. The Annual Base Salary shall be paid in installments in accordance with the Company's normal payroll procedures and policies.



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[*] CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION
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               4.02 Incentive Compensation; Option Grant. During Executive's
full-time employment hereunder, Executive shall be eligible to participate in any management incentive or bonus compensation plan (hereinafter, "bonus plan") that is approved by the Company's Board of Directors for the Company's executive officers and Executive's participation therein shall be on terms substantially comparable to those afforded to other executive officers of the Company, provided that the Company's Board of Directors shall have the sole discretion to determine the criteria upon which Executive's and the Company's performance will be measured and on which the amount of Executive's bonus compensation shall be based, and such criteria may also be tailored to reflect Executive's position and responsibilities with the Company. Executive's participation in any such bonus plan or plans shall be subject to the provisions, rules and regulations of any such plan or plans and the provisions of this Agreement relating to compensation payable to Executive in the event of termination of his employment; provided that any such plan, if adopted, may provide for deferral of the receipt of any bonus compensation that is awarded and may require Executive to remain in the Company's employ for a specified period or periods of time as a condition to receipt of any bonuses awarded under any such plan. Executive acknowledges and agrees that adoption and implementation of any such bonus plans, and the terms of his participation in any such plans, are not assured as this will require affirmative action by the Board of Directors of the Company. Anything herein to the contrary notwithstanding, Executive has elected during the term of this Agreement to forego participation in the Company's annual bonus program for executive officers in consideration of the grant of options to purchase shares of Common Stock of the Company pursuant to the terms set forth on Schedule A attached hereto and incorporated herein by this reference (the "Option"). Concurrently herewith, the Company and Executive shall enter into a nonqualified option agreement for the Option which is consistent with the terms set forth on Schedule A and the Company's 1999 Stock Incentive Plan.

               4.03 Participation in Benefit Plans. The Executive shall be entitled to participate in all employee benefit plans or programs (including vacation time, sick leave and holidays) generally available to all employees of the Company, to the extent that his position, title, tenure with the Company, salary, age, health and other qualifications make him eligible to participate therein. The Executive's participation in any such plans or programs shall be subject to the provisions, rules and regulations thereof that are generally applicable to all participants therein.

               4.04 Expenses. In accordance with the Company's policies established from time to time, the Company will pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers and expense reports.



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        5.     Compensation upon the Termination of the Executive's Employment by the Company.

               5.01 Involuntary Terminations. In the event that the Executive ceases to be employed by the Company by reason of the termination of Executive's employment pursuant to Section 8.01, Section 8.02 or Section 8.03 below, then he shall not be entitled to any compensation, nor shall the Company have any obligation to pay any sum or have any liability to Executive whether as compensation for his services or as a result or by reason of such termination of employment, other than (i) any unpaid installment of his then current Annual Base Salary which has accrued for services rendered by him through the date of such termination, and (ii) only in the event of the termination of Executive's employment pursuant to Section 8.01 or Section 8.02 hereof, any undistributed bonus that had been awarded to Executive under any bonus plan for any years prior to the year in which such termination occurred, provided that the payment thereof is not contingent or conditional on Executive's continued employment with the Company or the satisfaction of any other condition that is unsatisfied, pursuant to the plan or plans under which such bonus or bonuses were awarded. All payments required to be made by the Company to the Executive pursuant to this Section 5.01 shall be paid in accordance with the Company's normal payroll procedures and policies and shall be subject to the provisions of Section 12.03 hereof.

               5.02 Termination Without Cause or For Good Reason. In the event that the Executive ceases to be employed by the Company during Executive's full-time employment hereunder by reason of the termination of Executive's employment by the Company without Cause pursuant to Section 8.04 below in circumstances that are not encompassed by the Change in Control Agreement dated September 15, 1998 between the Company and Executive (the "Change in Control Agreement"), or by reason of Executive's termination of his employment for Good Reason pursuant to Section 8.05 in circumstances that are not encompassed by the Change in Control Agreement, Executive shall not be entitled to any compensation, nor shall the Company have any obligation to pay any sum or have any liability to Executive whether as compensation for his services or as a result or by reason of such termination of employment, other than:

               (a) Any unpaid installment of his then current Annual Base Salary which has accrued for services rendered by Executive through the date of such termination;

               (b) Executive confirms that it is not expected that he will participate in any bonus program as referenced in Section 4.02 above. However, in the event Executive should participate in any bonus program of the Company, any undistributed bonus that had been awarded to Executive under any bonus plan in which Executive participates for any years prior to the year in which such termination occurred, provided the payment thereof is not contingent or conditional on the satisfaction of any condition which has not been satisfied other than a condition requiring his continued employment with the Company to a date beyond the date of such termination of employment;

               (c) Executive confirms that it is not expected that he will participate in any bonus program as referenced in Section 4.02 above. However, in the event Executive should participate in any bonus program of the Company, if bonuses are paid to other



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        executive officers of the Company for services rendered in the calendar year in which such termination of Executive's employment occurred under any bonus plan for such year in which Executive was a participant at the time of such termination of his employment, then, on the date such bonuses for such year are paid to other executive officers, Executive shall receive a pro-rated bonus in an amount which bears the same ratio to the bonus he would otherwise have received for the year in which such termination occurred, as the number of full calendar months he was employed hereunder in such year bears to 12, but only if the payment of a bonus for such year was not contingent or conditional on the satisfaction of any condition in such plan which has not been satisfied other than a condition requiring Executive's continued employment with the Company beyond the date of such termination of employment; and

               (d) A severance payment in the form of continuation of Executive's then Annual Base Salary for a period equal to the greater of
        (i) the remainder of the initial one year Term of this Agreement, or
        (ii) twelve (12) consecutive months after the date of Executive's termination.

In the event that Executive ceases to be employed by the Company during Executive's part-time employment hereunder by reason of the termination of Executive's employment by the Company without Cause pursuant to Section 8.04 below in circumstances that are not encompassed by the Change in Control Agreement, or by reason of Executive's termination of his employment for Good Reason pursuant to Section 8.05 in circumstances that are not encompassed by the Change in Control Agreement, Executive should not be entitled to any compensation, nor shall the Company have any obligation to pay any sum or have any liability to Executive whether as compensation for his services or as a result or by reason of such termination of employment.

All payments to be made to Executive under this Section 5 shall be paid net of withholdings made in accordance with the Company's normal payroll procedures and policies. In the event Executive's employment is terminated in circumstances which are encompassed by the Change in Control Agreement, the terms of the Change in Control Agreement shall supersede the terms and provisions of this Agreement.

        6. Confidential Information. Executive will hold in strict confidence and not disclose to any person or entity, without the express prior written authorization of the Board of Directors of the Company, any financial statements or other financial information or data (historical or prospective) of or relating to the Company or any Affiliate that has not been publicly disclosed by the Company, any manufacturing or marketing data or any information relating to any technique, process, formula, developmental or experimental work, work in progress, business methods, trade secrets, any information relating to customers or clients of the Company or any of its Affiliates (including, without limitation, any customer or client list or lists of customer or client sources), acquisition candidates or prospects, or any business or marketing plans, or any other secret, proprietary or confidential information of or relating to the Company or any of its Affiliates or any of their products, services, customers, clients, sales or other business activities or affairs. Executive further agrees that he will not make use of or disclose to any third party any of the above at any time after termination of his employment. Upon termination of his full-time employment, Executive shall deliver to the Company all documents, records, notebooks, workpapers and all



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similar repositories containing any confidential information concerning the
Company or any Affiliate, whether prepared by Executive, the Company or anyone else. The foregoing restrictions shall not apply to (i) information which is or becomes, other than as a result of a breach of this Agreement, generally available to the public or (ii) the disclosure of information required pursuant to a subpoena or other legal process; provided that the Executive shall notify the Company, in writing, of the receipt of any such subpoena or other legal process requiring such disclosure immediately after receipt thereof and the Company shall have a reasonable opportunity to quash such subpoena or other legal process prior to any disclosure by the Executive.

        7. Covenants Against Actions Damaging the Company. The Executive agrees that, during the term of this Agreement or at any time thereafter, he will not (i) make any claim that the Executive has any right, interest or title, of any kind or nature whatsoever, in or to any products, methods, practices, processes, discoveries, ideas, improvements, devices, creations, business plans or systems, or, subject to applicable labor laws, inventions relating to the business of the Company or any Affiliate, used, developed or discovered by the Company, any Affiliate or by Executive while employed by the Company or any Affiliate thereof on a full-time or part-time basis, or (ii) disclose any of such matters to any third party; provided, however, that this Section shall not apply to such matters which Executive has developed that (a) do not relate to the business of the Company or any Affiliate or their actual or demonstrably anticipated research and development, (b) did not result from any work performed by Executive for the Company or any Affiliate, and (c) were developed by Executive entirely on his own time or prior to his employment by the Company without using any of the Company's employees, equipment, facilities, supplies, or trade secrets. Executive agrees that during the term of this Agreement, he shall promptly disclose to the Company any invention developed or discovered by Executive for the purpose of determining Executive's and the Company's respective rights in any such invention. Executive further agrees that during the term of this Agreement and for a period of one (1) year following the termination of his employment with the Company, whether for himself or on behalf of or in conjunction with any third party, he shall not hire any employee of the Company or any Affiliate or induce or entice any employee of the Company or any Affiliate to leave his employment with the Company or any Affiliate.

        8.     Termination Prior to Expiration of the Term.

               8.01 Disability. Executive's employment shall terminate immediately, without notice, upon the Executive's becoming totally disabled. For purposes of this Agreement, the term "totally disabled" or "total disability" means an inability of Executive, due to a physical or mental illness, injury or impairment, to perform the essential functions of his positions with or without reasonable accommodation, for a period of 180 or more consecutive days, as determined by the Company's Board of Directors.

               8.02 Death of Executive. Executive's employment shall terminate immediately, without notice, upon the death of Executive.

               8.03 Termination for Cause. The Company may terminate Executive's employment at any time for "Cause" (as hereinafter defined) immediately upon written notice to Executive. As used herein, the term "Cause" shall mean Executive (i) commits a material breach



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of his duty of loyalty to the Company; (ii) commits an act or fails to act, where such act or failure to act constitutes intentional misconduct, a reckless disregard of the consequences of such act or failure to act, or gross carelessness; (iii) commits a felony, or a misdemeanor involving moral turpitude, or subjects the Company or any Affiliate to civil liabilities or civil or criminal penalties or fines; (iv) commits a material breach of any of his covenants contained in Section 6, 7, or 9 hereof; or (vi) has refused or failed to perform any of his material duties to the satisfaction of the Board of Directors of the Company and such refusal or failure has continued after Executive has received at least one (1) written warning specifically advising the Executive of such failure or refusal and the remedial actions which are necessary to be taken by him and he has been given a reasonable time period after such warning to take such remedial actions.

               8.04 Termination Without Cause. The Company also may terminate Executive's employment in the absence of the occurrence of an event or circumstance constituting Cause (as defined in Section 8.03 above), for any reason or no reason, at any time effective upon written notice to Executive.

               8.05 Termination by Executive for Good Reason. A breach by the Company of any of its material obligations to Executive under this Agreement which continues unremedied for thirty (30) days following receipt of a written notice thereof from Executive that specifies in detail the nature of such breach shall entitle Executive to terminate this Agreement and his employment with the Company "for Good Reason." In the event of a termination of Executive's employment hereunder by Executive for Good Reason, as hereinabove defined, the Company's sole liability and obligation to Executive by reason thereof shall be as set forth in Section 5.02 of this Agreement.

        9. Non-Competition. Executive agrees that during his employment by the Company (whether under this Agreement or otherwise), or by any Affiliate, and for a period of two (2) years after the date on which his employment terminates for any reason, he will not engage or participate (whether as employee, employer, consultant, agent, principal, partner, stockholder, lender, corporate officer, director or other representative capacity) in any business that competes with the business of the Company either directly or indirectly through its marketing partners in any city or county within the United States in which the Company is then engaging and continues to engage in its business. In the event any court shall refuse to enforce any portion of the covenant in this
Section 9, then such unenforceable portion shall be deemed eliminated and severed from said covenant for the purpose of said court's proceedings to the extent necessary to permit the remaining portions of this covenant to be enforced.

        10. Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of the Executive, assign its rights and obligations under this Agreement to an Affiliate; or to any unaffiliated corporation, firm or other business entity (i) with or into which the Company may merge or consolidate, or (ii) to which the Company may sell or transfer all or substantially all of its assets. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 10.



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        11.    Notices. Any notice or other communication regarding this
Agreement required to be given pursuant to the terms hereof shall be in writing and shall be deemed to be received by the party to whom its is addressed on the actual date of delivery if personally delivered to such party or, if sent by postage prepaid certified mail, return receipt requested, shall be deemed received two business days following its deposit in the United States Mails. For purposes hereof, a notice personally delivered to the Company shall not be deemed delivered unless it has been personally delivered to the President and Chief Operating Officer of the Company. The addresses of the parties hereto for purposes of mailing notices hereunder are as follows:

            The Company:          Sonus Pharmaceuticals, Inc.
                                  22026 20th Avenue S.E., Suite 102
                                  Bothell, Washington 98021
                                  Attention: Board of Directors and President
                                             and Chief Operating Officer

            The Executive:        Steven C. Quay, M.D., Ph.D.
                                  22026 20th Avenue S.E., Suite 102
                                  Bothell, Washington 98021

        12.    Miscellaneous.

               12.01 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Washington.

               12.02 Prior Agreements. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes the Prior Employment Agreement and all prior agreements and understanding with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

               12.03 Withholding Taxes. The Company may withhold from any salary and benefits payable under this Agreement, including from any severance payment, all federal, state, city or other taxes or amounts as shall be required to be withheld pursuant to any law or governmental regulation or ruling.

               12.04 Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

               12.05 No Waiver. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.



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               12.06 Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only the maximum duration, extent or activities which may validly and enforceably covered under applicable law. The Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

               12.07 Definitions. As used in this Agreement, the term "Affiliate" (when used with reference to the Company) means any corporation, partnership, joint venture, association or other business entity as to which the Company has the right or power, either directly or indirectly through its control of any other person or entity, either to select a majority of the directors, managers or trustees thereof or to veto any major business decisions of such other corporation, partnership, joint venture, association or other business entity.

               12.08 Counterpart Execution. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.



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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


                                        SONUS PHARMACEUTICALS, INC.
                                        a Delaware corporation


                                        By: /s/ Michael A. Martino
                                            ------------------------------------
                                            Michael A. Martino, President and
                                            Chief Operating Officer

                                            /s/ Steven C. Quay
                                            ------------------------------------
                                            Steven C. Quay, M.D., Ph.D.



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